Exhibit 10.23

SUBLEASE AGREEMENT

This Sublease is made as of December 20, 2012, by and between THE BOARD OF REGENTS OF THE UNIVERSITY OF WASHINGTON, an agency of the State of Washington (“University”) and IMMUNE DESIGN CORP., a Delaware corporation (“IDC”).

Recitals

A. University is the tenant under a Lease Agreement dated as of December 19, 2005, as amended by that certain First Amendment to Lease dated April 30, 2007 (collectively, the “Master Lease”), between University as tenant and ARE-EASTLAKE NO. 3, LLC, a Delaware limited liability company (“Master Landlord”) as landlord, covering space in the building located at 1616 Eastlake Avenue East, Seattle, Washington (the “Building”). A copy of the Master Lease is attached hereto as Exhibit A and incorporated by reference.

B. Pursuant to the Master Lease, University occupies approximately 19,936 rentable square feet (“RSF”) in Suite 300 on the 3rd floor of the Building for mixed office and laboratory uses (“Premises”).

C. IDC desires to sublease from University certain office and laboratory space on the 3rd floor of the Building and University is willing to sublease such space to IDC on the terms and conditions of this Sublease.

Agreement

Therefore, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, University and IDC agree as follows:

1. Definitions. Unless the context indicates otherwise, capitalized terms not defined herein will have the meanings set forth in the Master Lease.

2. Sublease Premises.

a. Upon the terms and conditions of this Sublease, University hereby subleases to IDC and IDC hereby subleases from University a portion of the Premises under the Master Lease (the “Sublease Premises”), consisting of the laboratory and office space on the 3rd floor of the Building which is delineated in red on Exhibit B attached hereto. For purposes of this Sublease, the Sublease Premises is deemed to contain 11,000 rentable square feet

b. In addition, University hereby grants IDC a nonexclusive license to use those certain areas delineated in green on Exhibit B as the “Shared Services Space” and deemed to contain 1,250 RSF. IDC and University shall reasonably cooperate to jointly use the Shared Services Space and IDC’s use of the same shall be subject to such reasonable rules and regulations as University may from time to time designate in writing. IDC shall pay University for IDC’s share of the Operating Expenses (as defined under the Master Lease) owing by

University for the Shared Services Space under the Master Lease (collectively, the “Share Services Rent”). As of the date of this Sublease, IDC’s share of the Operating Expenses applicable to the Shared Services Space owing under the Master Lease is Forty-Five and 14/100 percent (45.14%) during the first twelve (12) months of the Term and thereafter Fifty-Five and 18/100 percent (55.18%). IDC shall have the right to terminate its license of the Shared Services Space at any time upon thirty (30) days prior written notice to University, and upon such termination IDC shall no longer have the right to use such space or the obligation to pay for IDC’s share of the Operating Expenses owing for the same. IDC shall use the Shared Services Space only for such uses as are permitted in the Sublease Premises pursuant to this Sublease. All obligations of IDC with respect to the Sublease Premises shall apply equally to the Shared Services Space with the exception of (a) the economic terms set forth above in this paragraph, (b) IDC’s maintenance and repair obligations, and (c) IDC’s indemnification obligations with respect to the Shared Services Space shall be limited to those matters arising out of the actions of IDC and its employees and invitees of IDC in the Shared Services Space.

c. Shared Telecommunications Equipment Closet. There is a telecommunications equipment closet (the “Equipment Closet”) in the Sublease Premises containing the University’s telecommunications equipment (the “UW Equipment”). In order to avoid the unnecessary effort and expense of relocating the UW Equipment, the parties have agreed to share the use of the Equipment Closet in accordance with the provisions of this subsection. IDC shall be permitted to install its telecommunications equipment in the Equipment Closet in the area(s) not occupied by University’s Equipment. Each party shall be responsible, to the extent it deems the same appropriate, for installing cages or other security measures to restrict access to its equipment. Neither party shall install any equipment in the Equipment Closet which interferes with the operation of the other party’s equipment. The parties shall work out reasonable access protocols which address the concerns of each party regarding University’s access to the Equipment Closet.

3. Term.

a. Subject to earlier commencement pursuant to the following paragraph, the term of this Sublease (“Term”) shall commence on the date (“Commencement Date”) that is the last to occur of (i) February 1, 2013, (ii) the date that is the earlier of the date on which University substantially completes the Demising Work (as defined below) or would have completed such work but for any delay caused by IDC or any default by IDC under this Sublease, or (iii) the date of receipt of Master Landlord’s Consent, as provided in Section 25 below, and shall expire on November 30, 2016. Notwithstanding the foregoing, if the Master Lease is terminated, this Sublease, and all of IDC’s and University’s respective rights and obligations hereunder, shall terminate simultaneously therewith other than those rights and obligations that expressly survive such termination pursuant to this Sublease or the Master Lease.

b. Notwithstanding the foregoing, IDC shall be entitled to be present on the Sublease Premises during the period of time commencing no later than January 7, 2013 and ending on the day prior to the Commencement Date (“Early Access Period”), so long as Master Landlord has consented in writing to such early access, for the purpose of installing fixtures, furniture and equipment (all pursuant to the terms of this Sublease). If IDC so occupies the

Sublease Premises during the Early Access Period, then (i) all provisions of this Sublease other than payment of Base Rent and Additional Rent shall be applicable from and after the date of IDC’s first occupancy (including, without limitation, indemnification and insurance obligations), and (ii) IDC shall not interfere with University’s Demising Work which may be occurring during Tenant’s Early Access Period and shall coordinate with University’s activities and comply with University’s reasonable directives. If IDC commences to do business at or from the Sublease Premises prior to the Commencement Date (as defined in the first sentence of the preceding paragraph), then the “Commencement Date” shall be deemed amended to be the date on which IDC commences such business operations. If the Demising Wall is not complete by March 31, 2013 and the delay is due to University’s failure to promptly complete the work, not due to factors outside University’s control, IDC shall earn a credit equal to $206.25 per day for each day of delay in completion of the Demising Wall beyond March 31, 2013. IDC agrees that, during the Early Access Period, University shall be entitled to occasionally use the conference room located in the Sublease Premises for meetings, provided that University and IDC shall work together reasonably and in good faith to coordinate such use.

c. IDC shall have the option to extend the Term to include the month of December 2016 (“December Extension Option”) on the following terms and conditions. IDC may exercise the December Extension Option only by providing written notice (“IDC’s Notice”) to University no later than June 1, 2016. If IDC timely exercises the December Extension Option, then (i) all terms and conditions of this Sublease shall apply during such month, including without limitation IDC’s obligation to pay Base Rent to University at the same rate in effect for the immediately preceding month; (ii) IDC agrees to be solely responsible, at its sole cost, for performing all removal and restoration obligations that are University’s obligation to perform prior to the end of the term of the Master Lease with respect to the Sublease Premises (“Master Lease Removal Obligations”); and (iii) IDC shall complete the Master Lease Removal Obligations prior to end of the term of the Master Lease. Notwithstanding the foregoing, University agrees that IDC shall not be required to perform such Master Lease Removal Obligations as Master Landlord may agree to waive, provided that such waived Master Lease Removal Obligations are confirmed prior to the end of term of the Master Lease in a written document reasonably acceptable to University. Notwithstanding anything to the contrary, (i) IDC shall not be entitled to exercise the December Extension Option if IDC is in default beyond applicable notice and cure periods at the time of exercise; and (ii) IDC’s exercise of the December Extension Option shall be valid and enforceable only if the same is approved of by Master Landlord in writing within ten (10) days of the date of IDC’s Notice. The Master Lease Removal Obligations shall not include work on the Shared Services Space or removal of University’s equipment from the Equipment Closet.

4. Rent.

a. Base Rent. Commencing on the Commencement Date, IDC shall pay to University Base Rent for the Sublease Premises as follows:

Time Period	Base Rent
Commencement Date – Month 3	$0.00/month	*
Month 4 – Month 12	$24,750.00/month	**
Month 13 – Month 24	$31,166.67/month
Month 25 – Month 36	$32,083.33/month
Month 37 – November 30, 2016	$33,000.00/month

*	University has agreed to conditionally abate Base Rent and Additional Rent owing for the first three (3) months of the Term (“Abated Rent” and “Abatement Period”). For purposes of example only, if the Commencement Date is February 5, 2013, then the period of Abated Rent shall end on May 4, 2013. The Abated Rent shall be conditioned upon IDC’s full and faithful performance of all the terms, covenants and conditions of this Sublease to be performed or observed by IDC through the Expiration Date. Upon any default by IDC beyond applicable notice and cure periods, IDC shall not be entitled to any further Abated Rent.
**	Base Rent and Additional Rent owing by IDC for the first twelve (12) months of the Sublease Term are based upon 9,000 RSF; provided that IDC shall be entitled to use the entire Sublease Premises during this twelve (12) month period and all other terms and conditions of this Sublease respect to the entire Sublease Premises shall otherwise apply during such period.

b. Additional Rent. In addition to the Base Rent, commencing on the third (3rd) monthly anniversary of the Commencement Date, IDC shall pay to University IDC’s Pro-Rata Share (defined below) of the Operating Expenses and other pass-through costs that University is required to pay for the Premises under the Master Lease (“Additional Rent”), which will be adjusted from time to time pursuant to the Master Lease. Notwithstanding the foregoing, Additional Rent related only to University’s or IDC’s operations (such as after-hours HVAC requested by one party or repairs exclusively benefitting the premises of one party) shall be borne solely by the party benefitting from such operations. Notwithstanding the foregoing or anything to the contrary set forth herein, IDC’s “Pro-Rata Share” for the first twelve (12) months of the Term shall be Forty-Five and 14/100 percent (45.14%). References herein to Additional Rent shall not include any adjustments (whether rebates or additional amounts owing) applicable to Operating Expenses incurred during periods prior to the Term.

c. Payment. Base Rent, Additional Rent and, as applicable, Shared Services Rent (collectively, “Rent”) shall be paid by IDC to University monthly in advance on the first day of each and every calendar month during the Term; provided that the Rent for the first month of the Term for which Base Rent is owed will be paid to University upon execution of this Sublease and Rent for any partial month will be prorated. All Rent and all other amounts due under this Sublease shall be paid by IDC by wire transfer to such bank account as directed by University from time to time, or as otherwise directed by University from time to time, in advance without notice, set-off or deduction except as provided herein, in lawful money of the United States.

5. Security Deposit. Simultaneously with its execution of this Sublease, IDC shall deposit with University the sum of Thirty Three Thousand and No/100 Dollars ($33,000.00), which shall be held by University as a security deposit for IDC’s performance of all of the terms, covenants and conditions of this Sublease (the “Security Deposit”). If IDC defaults under any provision of this Sublease, University may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any amount University may spend by reason of IDC’s default or to compensate University for any loss or damage University may suffer because of IDC’s default. If any portion of the Security Deposit is so used or applied, IDC shall, within ten (10) days after written demand, deposit cash with University in an amount sufficient to restore the Security Deposit to its original amount. University is not required to keep the Security Deposit separate from its general funds, and IDC is not entitled to interest on the Security Deposit. The Security Deposit, or any balance thereof, shall be returned to IDC within sixty (60) days after the later of the expiration of the Sublease Term or the date IDC vacates the Premises.

6. Use. IDC shall use and occupy the Sublease Premises exclusively for laboratory and related office uses (“Permitted Use”), and for no other purpose without the prior written consent of University, which may be withheld in University’s sole discretion. IDC agrees not to use or permit the use of the Sublease Premises or Shared Services Space in any manner that would violate the Master Lease or any Federal, state or local laws and regulations. With respect to the Shared Services Space, IDC agrees to comply with such reasonable rules and regulations which University may from time to time establish, provided that IDC is given a written copy of such rules and regulations. IDC acknowledges and agrees that no animal research or animal subjects are permitted in the Sublease Premises or Shared Services Space.

7. Furniture and Equipment.

a. IDC desires to acquire ownership from University of the furnishings, equipment and fixtures of University that are located upon and within the Sublease Premises at the commencement of the Term (except the furniture and equipment located in Lab 1) as listed on the attached Exhibit C (the “Assets”). Accordingly, effective as of the Commencement Date, in consideration of $1 and other good and valuable consideration, University agrees to convey to IDC, and IDC agrees to obtain and accept from University, the Assets. The parties acknowledge that the Assets are currently located in the Sublease Premises. The Assets shall be transferred to IDC according to the following terms and conditions:

(i) University and IDC shall execute a Bill of Sale in the form set forth on the attached Exhibit D, which Bill of Sale will transfer the risk, possession and full ownership of the Assets from University to IDC effective as of the Commencement Date. The parties shall mutually execute and deliver the Bill of Sale within five (5) days following the Commencement Date.

(ii) University warrants that it has good and marketable title to the Assets, free and clear of any liens and encumbrances. EXCEPT FOR THE FOREGOING SENTENCE, NO REPRESENTATION OR WARRANTY OF ANY KIND IS GIVEN REGARDING THE ASSETS OR THEIR CONDITION, INCLUDING BUT NOT LIMITED TO, MERCHANTABILITY, FITNESS FOR PURPOSE, OR OTHER WARRANTY OF QUALITY, WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED.

(iii) IDC shall take the Assets AS IS, WHERE IS, WITH ALL DEFECTS. IDC has inspected the Assets to IDC’s satisfaction and confirms that no guarantees or warranties were expressed or implied by University regarding the condition, quality or fitness for any purpose of the Assets. IDC irrevocably and unconditionally waives any claim IDC may have against the University due to any deficiency or lack of conformity of the Assets or any unit or part thereof.

(iv) IDC assumes all responsibility for and risk (other than title and lien risk) related to the Assets as of the Commencement Date.

(v) University shall not be responsible for maintaining, repairing or replacing the Assets at any time prior to or following the mutual execution and delivery of this Sublease, University agreeing only to refrain from intentionally damaging the Assets. All risk of damage to or deterioration of the Assets prior to or after the Commencement Date shall be borne by IDC.

(vi) To the fullest extent permitted by law, IDC hereby irrevocably and unconditionally to defend, indemnify, and hold harmless University from and against any and all claims, costs, losses, damages, judgments and expenses (including without limitation reasonable attorneys’ fees) arising out of or in connection with any claim of every kind and character, whether based on (without limitation) contract, strict liability, statutory liability or any other theory under contract, at law or in equity, and where arising from or incident to the Assets on and following the Commencement Date but excluding claims related to title to the Assets or liens on the Assets.

(vii) UNDER NO CIRCUMSTANCES WILL UNIVERSITY BE LIABLE TO IDC FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THE TRANSFER OF THE ASSETS, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOST DATA, LOST REVENUES, AND LOSS OF BUSINESS OPPORTUNITY, REGARDLESS OF THE TYPE OF CLAIM AND EVEN IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

b. All of IDC’s personal property of any kind or description, including without limitation, the Assets, shall be at IDC’s sole risk. University shall not be liable for any damage done to or loss of such personal property, injury to person or damage or loss suffered by the business or occupation of IDC arising from any acts or neglect of co-tenants or other occupants of the Building, or of any other persons.

c. The Assets shall be removed by IDC as of the end of the Term, except as may be otherwise agreed to by Master Landlord and University, and any damage caused by such removal shall be repaired by IDC. However, the Labconco Fume Hood(s), and any other Assets that are required by the terms of the Master Lease to be left in the Premises as of the end of the term of the Master Lease, shall not be removed by IDC at the end of the Term and, as of the end of the Term, the same shall be surrendered by IDC with the Sublease Premises and at such time shall become the property of Master Landlord. University agrees that if Master Landlord requires the Labconco Fume Hood(s) to be removed as of the end of the term of the Master Lease, such removal shall be performed by University at its cost. However, if IDC remains in the Sublease Premises past the expiration of the Term, then IDC agrees to be solely responsible for any removal obligations related to all of the Assets, including without limitation the Labconco Fume Hood(s).

8. Parking. IDC will be entitled to IDC’s Pro-Rata Share of the parking spaces allocated to University pursuant to Section 10 of the Master Lease, rounded down to the nearest whole number, which is fourteen (14) spaces. IDC acknowledges that the parking spaces will be in those areas designated for non-reserved parking for office and laboratory tenants of the Building (but not retail tenants or their customers or visitors of the Building), subject in each case to the terms of the Master Lease and Master Landlord’s rules and regulations. Neither Master Landlord nor University shall be responsible for enforcing IDC’s parking rights against any third parties, including other tenants of the Building. IDC shall pay, in monthly installments in advance, for each of the parking spaces allocated to IDC, the fee per parking space required under the Master Lease, which shall be payable at the same time as the Rent pursuant to Section 4 above, and shall be increased from time to time in accordance with Section 10 of the Master Lease. IDC agrees to cooperate with Master Landlord and University in complying with any transportation plan approved by the City of Seattle.

9. Master Lease. This Sublease and all of IDC’s rights hereunder are subject and subordinate to all of the terms of the Master Lease. IDC hereby acknowledges that it has received a copy of the Master Lease, and except as otherwise provided in this Sublease, IDC shall be bound by the Master Lease to the extent appropriate in a sublease context. For example, IDC shall not be bound by the Rent provisions of the Master Lease. IDC acknowledges that termination of the Master Lease will result in a termination of this Sublease. IDC shall neither do nor permit anything to be done that could cause University to be in default under the Master Lease or that could cause the Master Lease to be terminated or forfeited and, to the extent permitted by law, IDC shall indemnify and hold University harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of IDC by reason of which University may be held in default under the Master Lease or the Master Lease may be terminated or forfeited. University shall neither do nor permit anything to be done that could cause University to be in default under the Master Lease or that could cause the Master Lease to be terminated or forfeited and, to the extent permitted by law.

10. Performance of Master Lease.

a. Subject to IDC’s performance under this Sublease, University hereby agrees to perform all of its obligations under the Master Lease as and when due (including payment of Base Rent and all other sums due under the Master Lease) and to keep the Master Lease in good standing. University shall provide IDC with copies of all notices received from Master Landlord under the Master Lease that pertain to the Sublease Premises or this Sublease or which could affect IDC, such as any notices of default from Master Landlord.

b. University agrees that so long as IDC is not in default under this Sublease after notice and expiration of any applicable cure period, University will: (i) not affirmatively undertake any act or omission that will alter or impair IDC’s right of quiet enjoyment; (ii) pay rent to Master Landlord under the Master Lease; (iii) promptly deliver to IDC a copy of any and all notices relating to the Sublease Premises or which could affect IDC received by University from Master Landlord or otherwise delivered to University; (iv) not amend the Master Lease in a manner that would adversely affect IDC’s quiet enjoyment and use of the Sublease Premises without the prior written consent of IDC (which shall not be unreasonably withheld, delayed or conditioned); (v) not voluntarily terminate the Master Lease without the prior written consent of IDC (which may be withheld in IDC’s sole discretion), notwithstanding any termination right contained within the terms of the Master Lease; and (vi) upon IDC’s reasonable request and when required by this Sublease, the Master Lease or applicable law, take reasonable actions to promptly seek at IDC’s expense the consent, approval and/or cooperation of Master Landlord to any actions taken by IDC that are permitted under the terms of this Sublease including seeking consents and estoppels from Master Landlord in connection with any planned sub-subleases by IDC.

c. University shall exercise reasonable efforts to obtain the performance of Master Landlord under the Master Lease for the benefit of IDC under this Sublease including operating services such as after-hours HVAC, maintenance and repairs; provided that IDC acknowledges that University shall have no liability to IDC for any failure of Master Landlord to perform as required under the Master Lease and IDC hereby waives and releases all claims against University with respect to the same. Upon IDC’s written request and provided that IDC is not in default under this Sublease after notice and expiration of any applicable cure period, University shall use reasonable efforts to enforce its rights under the Master Lease for IDC’s benefit, including without limitation, giving notices, claims and demands to and on Master Landlord; provided that IDC reimburses University for the reasonable costs that University reasonably incurs with respect to said efforts to the extent that they are primarily for IDC’s benefit and not also for the benefit of University with respect to the balance of the Premises.

11. Alterations.

a. IDC shall not make any alterations, additions or improvements to the Sublease Premises (“Alterations”) without the prior written consent of University and Master Landlord. The consent of University shall not be unreasonably withheld, conditioned or delayed. University has approved the planned alterations described on Exhibit F subject to compliance with the provisions of this Section 11; provided that IDC shall be responsible for removing and restoring the same prior to the end of the Term, unless otherwise agreed to by Master Landlord. IDC shall be responsible for procuring the consent of Master Landlord at IDC’s expense (including, without limitation, the planned alterations described on Exhibit F). All alterations, additions or improvements shall be made in strict conformity with, and shall be subject to, the applicable terms and conditions of the Master Lease.

b. University and Master Landlord shall at all reasonable times have the right to inspect all alterations, additions or improvements in the Sublease Premises (including without limitation any Alterations) and the construction thereof; provided that University and Master Landlord (to the extent so required under the Master Lease) shall comply with all reasonable confidentiality, safety and health requirements imposed by IDC or its contractors and shall not unreasonably interfere with completion of such alterations, additions or improvements. IDC shall be responsible for one hundred percent (100%) of any Additional Rent under the Master Lease and any fees or costs that must be paid to Master Landlord in connection with all alterations, additions or improvements performed by or for IDC.

c. IDC shall not permit any liens to encumber the Sublease Premises. During the construction of any alterations, additions or improvements, IDC shall maintain worker’s compensation and such other insurance as is required under the Master Lease or by Master Landlord.

d. Notwithstanding any provision to the contrary, if Master Landlord requires that IDC remove any Alteration, then IDC shall be responsible, at IDC’s sole expense, for the removal of any such Alteration installed by IDC and for restoration of the Sublease Premises prior to end of the Sublease Term.

12. Condition of Sublease Premises. IDC has thoroughly inspected the Sublease Premises and accepts them in their present condition, AS IS WITH ALL FAULTS and acknowledges and represents that IDC is entering into this Sublease without relying upon any statement, representations or warranty made by the University or by any agent or by any other person except as set forth herein. IDC and University expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or any other kind arising out of this Sublease, and there are no warranties that extend beyond those expressly set forth in this Sublease. Notwithstanding the foregoing, University shall at its sole cost and expense (i) demise the Sublease Premises from the Premises (the “Demising Work”) substantially as shown on the attached Exhibit B (with both parties hereby agreeing to act reasonably with respect to any minor adjustments of such Demising Work as may be reflected in the final plans and specifications for the same); and (ii) deliver the Sublease Premises to IDC in broom clean condition with all furniture and equipment in good operating condition.

13. University’s Representations and Warranties. University represents and warrants the following to IDC as of the date of this Sublease: (a) the Master Lease is in full force and effect, (b) the document attached hereto as Exhibit A is a true, accurate and complete copy of the Master Lease and any amendments thereto; (c) to the best of University’s knowledge, neither Master Landlord nor University is in default under the Master Lease and no event has occurred which with the passage of time, would become such a default, and (d) the current monthly rate for parking spaces is $125 per space, (e) the monthly Additional Rent due under the Master Lease is currently $25,427.69, and (f) the current expiration date of the Master Lease is December 31, 2016. As used in the prior sentence, “to the best of University’s knowledge” means to the best knowledge of Jeremy Eknoian (Manager, Internal Operations, University of Washington Real Estate Office), without specific investigation or inquiry.

14. Operating Rules. To the extent permitted by law, IDC agrees to comply with (i) all reasonable rules, regulations, policies and procedures promulgated by University for use of the Shared Services Space that University notifies IDC in writing are or will be applicable to the Shared Services Space, as such policies and procedures may be amended from time to time, but only to the extent copies of such rules, regulations, policies and procedures (and any amendments thereto) have been provided to IDC; (ii) all laws, regulations and codes, including without limitation building, fire and safety codes, relating to IDC’s use of the Sublease Premises or Shared Services Space or IDC’s use, care and maintenance of the laboratories in the Sublease Premises or Shared Services Space, as applicable; and (iii) all rules and regulations of Master Landlord applicable to the Sublease Premises or Shared Services Space which have been provided to IDC by University or Master Landlord. IDC further agrees to permit periodic inspections of the Sublease Premises by University staff and all regulatory personnel at any time during normal operating hours, subject to reasonable advance notice and all reasonable confidentiality, safety and health requirements imposed by IDC.

15 Insurance.

a. IDC, at its sole cost and expense, shall procure and keep in force throughout the Term of this Sublease commercial general liability and other insurance to the same extent required of University under and in full compliance with all requirements of Article 17 of the Master Lease. The commercial general liability policy shall name the Landlord Parties (and such other parties as may be required under Article 17 of the Master Lease) and University as additional insureds. Copies of certificates of insurance evidencing such coverage shall be delivered to University by IDC prior to the Commencement Date and upon each renewal of said insurance.

b. IDC assumes the risk of damage to any of its fixtures, goods, inventory, merchandise, equipment, leasehold improvements and other personal property, and neither University nor Master Landlord shall be liable for injury to Subtenant’s business or any loss of income therefrom, relative to such damage. University assumes the risk of damage to any of its fixtures, goods, inventory, merchandise, equipment, leasehold improvements and other personal property, and IDC shall not be liable for injury to University relative to such damage.

d. University and IDC each release and relieve the other, and waive their entire rights of recovery for loss or damage to property located within or constituting a part or all of the Premises to the extent that the loss or damage is covered by (a) the injured party’s insurance, or (b) the insurance the injured party is required to carry under this Section 15 or the Master Lease, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of University or IDC, or their respective officers, directors, employees, agents, contractors, or invitees. Each of University and IDC shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided, however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable

16. Taxes. To the extent that University believes that University and/or Master Landlord may be exempt from payment of real and personal property taxes with respect to the Premises because the Premises are being used for medical research, or for any other reason, IDC and University agree to work cooperatively and in good faith to encourage Master Landlord to seek necessary exemptions from the Washington State Department of Revenue so that University and IDC will not be required to pay as part of their portion of Operating Expenses, costs associated with real or personal property taxes with respect to this Sublease or the Sublease Premises.

17. Indemnification. IDC shall indemnify, defend and hold harmless University from any claim, liability or suit, including attorney fees, on behalf of any party for injury or damage occurring (i) in or about the Sublease Premises, except to the extent such damage is caused by the negligence or intentional act of University, its agents, employees or invitees, or (ii) in the Building or upon the property in which the Building lies, but outside the Sublease Premises, to the extent such damage is caused by IDC’s negligence or intentional misconduct, or that of its agents, employees, customers, clients, contractors or invitees. The indemnification obligations contained in this Section 17 shall not be limited by any worker’s compensation, benefit or disability laws, and IDC agrees to waive any immunity that IDC may have under the Industrial Insurance Act, Title 51 RCW and similar worker’s compensation, benefit or disability laws. UNIVERISITY AND IDC ACKNOWLEDGE BY THEIR EXECUTION OF THIS SUBLEASE THAT THE INDEMNIFICATION PROVISIONS CONTAINED IN THIS SUBLEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATED TO WORKER’S COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED BY THE UNIVERSITY AND IDC.

18. Hazardous Materials.

a. Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Sublease Premises, the Premises or the Building, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant defined as a Hazardous Material in the Master Lease or listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos, petroleum (including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or mixtures of natural gas and such synthetic gas). The term “Governmental Authority” shall not be interpreted to include University.

b. Prohibition/Compliance. IDC shall not cause or permit any Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Sublease Premises, the Premises or the Building in violation of this Sublease, the Master Lease or applicable Environmental Requirements by IDC or any of its or its agents, employees, contractors or invitees (“IDC Party”). If IDC breaches the obligation stated in the preceding sentence, or if IDC’s acts or omissions result in contamination of the Sublease Premises, the Premises, the Building or any adjacent property or if contamination of the Sublease Premises, the Premises, the Building or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Sublease Premises by anyone other than Master Landlord or University or their employees, agents, contractors or invitees otherwise occurs during the Sublease Term or any holding over, IDC hereby indemnifies and shall defend and hold University, Master Landlord and their respective agents, tenants, and contractors, harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including without limitation punitive damages and damages based upon diminution in value of the Sublease Premises, the Premises or the Building or the loss of, or restriction on, use of the Sublease Premises, the Premises or any portion of the Building), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Sublease Term as a result of such contamination. This indemnification of University and Master Landlord by IDC includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the air, soil or ground water above on or under the Sublease Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Sublease Premises, the Premises, the Building or any adjacent property, caused by IDC or any IDC Party results in any contamination of the Sublease Premises, the Building or any adjacent property, IDC shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Sublease Premises, the Premises, the Building or any adjacent property, to the condition existing prior to the time of such contamination, provided that University’s and Master Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld by the University so long as such actions would not potentially have any material adverse long-term or short-term effect on the Sublease Premises, the Premises or the Building.

c. Business. University acknowledges that it is not the intent of this Section 18 to prohibit IDC from using the Sublease Premises for the Permitted Use. IDC may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements and the Master Lease. As a material inducement to University to allow IDC to use Hazardous Materials in connection with its business, IDC agrees to deliver to University prior to the Commencement Date a list identifying each type of Hazardous Material to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Sublease Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Sublease Premises (“Hazardous Materials List”). IDC shall deliver to University an updated Hazardous Materials List at least once a year (or as required by the Master Lease) and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Sublease Premises. IDC shall deliver to University true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Building (provided, said installation of tanks shall only be permitted after University has given IDC its written consent to do so, which consent may be withheld in University’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Building for the closure of any such tanks; and a Surrender Plan as required by Section 28 of the Master Lease. IDC is not required, however, to provide University with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide University with information which could be detrimental to IDC’s business should such information become possessed by IDC’s competitors.

d. Testing. At any time, and from time to time, prior to the expiration or earlier termination of the Term, University shall have the right to conduct appropriate tests of the Sublease Premises and the Building to determine if contamination has occurred as a result of IDC’s use of the Sublease Premises. In connection with such testing, upon the request of University, IDC shall deliver to University or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Sublease Premises by IDC or any IDC Party. If contamination has occurred for which IDC is liable under this Section 18 (“IDC Contamination”), IDC shall pay all costs to conduct such tests. If no IDC Contamination is found, University shall pay the costs of such tests. University shall provide IDC with a copy of all third party, non-confidential reports and tests of the Sublease Premises made by or on behalf of University during the Term without representation or warranty and subject to a confidentiality agreement. IDC shall, at its sole cost and expense, promptly and satisfactorily remediate any IDC Contamination identified by such testing in accordance with all Environmental Requirements. University’s receipt of or satisfaction with any environmental assessment in no way waives any rights which University may have against IDC.

e. IDC’s Obligations. IDC’s obligations under this Section 18 shall survive the expiration or earlier termination of this Sublease.

19. Successors and Assigns. IDC shall not assign this Sublease, or sublet the Sublease Premises in whole or in part, or otherwise transfer or hypothecate this Sublease or all or any part of the Sublease Premises without the prior written consent of University, which shall not be unreasonably withheld, conditioned or delayed, and the prior written consent of Master Landlord. Any of the foregoing acts without University’s prior written consent shall be void and shall at the option of University terminate this Sublease. Approval by University of any assignment or subleasing shall not release IDC from its obligations under this Sublease, nor shall such consent constitute consent to any other or additional assignment or subleasing. In connection with any assignment or sublease by IDC, IDC shall provide an original fully signed assignment and assumption or sublease document to University in a form reasonably acceptable to University. University shall have the right to one-half of any profit created by an assignment or sublease by IDC after IDC has been reimbursed for the reasonable expenses incurred by IDC in connection with such assignment or sublease. The assignment or sublease profit shall mean the net profit to IDC after deducting reasonable and customary expenses, including but not limited to tenant improvements, free rent, moving cost reimbursements or other concessions and brokerage fees, legal fees, architecture fees and other transaction costs and expenses of any supplies or services provided to any subtenant, directly incurred by IDC attributable to the assignment or sublease. Notwithstanding the foregoing, IDC acknowledges that Master Landlord shall be entitled to any Excess Rent as set forth in the Master Lease. Subject to the foregoing, this Sublease shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties.

20. Nondiscrimination. University and IDC each certifies it will not discriminate in employment on the basis of race, color, religion, sex, national origin, veteran status or physical or mental disability in regard to any position for which the employee is qualified, in compliance with (a) Presidential Executive Order 11246, as amended, including the Equal Opportunity Clause contained therein; (b) Section 503 of the Rehabilitation Act of 1973, as amended, and the Vietnam Era Veterans Readjustment Act of 1974, as amended, and the Affirmative Action Clauses contained therein; (c) the Americans with Disabilities Act of 1990, as amended; and (d) Title VI of the Civil Rights Act of 1964. University and IDC each agrees it will not maintain facilities which are segregated on the basis of race, color, religion or national origin in compliance with Presidential Executive Order 11246, as amended, and will comply with the Americans with Disabilities Act of 1990, as amended, regarding its programs, services, activities and employment practices.

21. Default.

a. Default by IDC. If IDC (i) fails to make payment of any sum to be paid by IDC under this Sublease for three (3) business days following receipt of University’s written notice to IDC of such failure to pay, or (ii) fails to perform any of the other covenants or conditions that IDC is required to observe and perform under this Sublease for thirty (30) days following University’s written notice to IDC of such failure to perform or such longer period of time as may be necessary provided IDC has commenced to cure and is diligently pursuing the same, then University may treat the occurrence of any one or more of the foregoing events as a default by IDC under this Sublease.

b. University Remedies. If IDC commits a default under this Sublease, University may do any one or more of the following, in addition to pursuing its remedies under law or the Master Lease:

(i) Cure the default and charge the costs to IDC, in which case IDC shall pay such costs as additional rent promptly on demand.

(ii) Terminate this Sublease.

(iii) Enter and take possession of the Sublease Premises and remove IDC and all other persons and any property from the Sublease Premises, with process of law.

(iv) Hold IDC liable for and collect rent and other indebtedness owed by IDC to University or rent that would have accrued during the remainder of the term had there been no default, less any sums University receives by reletting the Sublease Premises.

(v) Hold IDC liable for that part of the following sums paid by University that are attributable to the remainder of the term:

(a) Customary broker’s fees incurred by University in reletting part or all of the Sublease Premises;

(b) The cost of removing and storing IDC’s property;

(c) The cost of repairs and alterations reasonably necessary to put the Sublease Premises in a condition reasonably acceptable to a new subtenant; and

(d) Other necessary and reasonable expenses incurred by University in enforcing its remedies.

22. Notices. Any notice or communication under this Sublease will be effective only if in writing and delivered in person, by overnight courier service or facsimile transmission, or mailed by registered or certified mail return receipt requested postage prepaid to the addressee’s address below or to any other address the addressee may have notified the sender beforehand referring to this Sublease. All notices and communications will be deemed given when delivered in person or overnight courier service, when signed for or when delivery is refused if mailed, or when sent by facsimile transmission if confirmation is received. Notwithstanding the foregoing, any notice or other communication to Master Landlord shall be given only in accordance with the Master Lease.

If to IDC, to:	Immune Design Corp.
1124 Columbia Street, Suite 700
Seattle, WA 98104

Attn: Paul Rickey

If to University, to:	US Real Estate
Campus Box 359446
Seattle, WA 98195-9446
___________________________
Attn: ______________________

23. University’s Entry. Except as otherwise provided herein, University and its agents, except in the case of emergency or other imminent danger thereof to the Sublease Premises or the Building or their occupants, or by consent of IDC or its employees, shall provide IDC with one business days’ notice prior to entry onto the Sublease Premises; any entry by University and its agents shall not impair IDC’s operations more than reasonably necessary and IDC shall have the right to have an employee accompany University at all times that University is present on the Sublease Premises.

24. Disputes. This Sublease shall be governed by the laws of the State of Washington. IDC hereby irrevocably submits to the jurisdiction of the federal or state courts located in King County, Washington, and agrees that the venue of any action or proceeding involving this Sublease shall lie in King County, Washington, such venue constituting a convenient forum for the parties. In the event of any dispute arising out of or relating to this Sublease, whether suit or other proceeding is commenced or not, and whether in mediation, arbitration, at trial, on appeal, in administrative proceedings or in bankruptcy (including without limitation any adversary proceeding or contested matter in any bankruptcy case), the prevailing party shall be entitled to recover its costs and expenses incurred, including reasonable attorneys’ fees.

25. Master Landlord’s Consent. This Sublease is subject to Master Landlord’s consent as provided under the Master Lease, and will be effective only upon receipt of such consent (the “Master Landlord’s Consent”). If Master Landlord’s Consent is not received within thirty (30) days of the mutual execution and delivery of this Sublease, either party hereto may terminate this Sublease upon written notice to the other party given prior to the receipt of Master Landlord’s Consent.

26. Surrender of Sublease Premises. IDC shall, on or before the last day of the Term of this Sublease, or upon any earlier termination, remove all of its furniture, furnishings, personal property, equipment and fixtures installed by IDC in the Sublease Premises, and surrender to University the Sublease Premises broom clean in good order, condition and state of repair, reasonable wear and tear excepted. All surrender obligations of University under Section 28 of the Master Lease shall apply equally to IDC with respect to its surrender of the Sublease Premises, including without limitation the obligation to surrender the Sublease Premises free of Hazardous Materials and to deliver the Surrender Plan and perform all actions and obligations set forth in the Surrender Plan as the same pertain to the Sublease Premises; provided that IDC shall have no obligation to remove (a) any alterations to the Sublease Premises made prior to the Commencement Date, or (b) any Hazardous Materials present in the Sublease Premises other than IDC Contamination. Without limiting the foregoing, IDC shall repair any damage to the Sublease Premises caused by the removal of any of its furniture, furnishings, personal property, equipment or fixtures, including, without limitation, the Assets.

27. Intentionally Deleted.

28. Casualty and Condemnation. Under certain circumstances described in the Master Lease, either Master Landlord or University may terminate the Master Lease if there is a fire or other casualty damaging the Building or the Sublease Premises, or if there is a condemnation affecting the Building. Any such termination shall automatically terminate this Sublease. Rent will abate in proportion to the loss of use of the Sublease Premises caused by fire or other casualty to the extent University is entitled to the same under the Master Lease.

29. Estoppel Certificate. Upon University’s request, at any time and from time to time, IDC shall execute and deliver to University a commercially reasonable estoppel in favor of

Master Landlord or University in accordance with and subject to the terms of Section 23 of the Master Lease. Upon IDC’s request, at any time and from time to time, University shall execute and deliver to IDC a commercially reasonable estoppel in favor of IDC and any assignee or subtenant of IDC in accordance with and subject to the terms of Section 23 of the Master Lease.

30. Holding Over. If IDC holds over after expiration or termination of this Sublease without written consent of University (which consent may be withheld in University’s sole judgment), IDC shall pay two (2) times the Base Rent in effect during the last month hereof and all other charges due hereunder for each month or any part thereof of any such holdover period. No holding over by IDC after the term of this Sublease shall operate to extend the Sublease Term. In the event of any unauthorized holding over, IDC shall indemnify, defend and hold harmless University against all costs and claims for direct, indirect and/or consequential damages, including, without limitation, any claims for damages by Master Landlord or by any other tenant to whom Master Landlord may have leased all or any part of the Sublease Premises.

31. Brokerage. IDC and University each represents and warrants that it has not dealt with any real estate broker in connection with this transaction other than Matt Christian of Cushman & Wakefield, who represents University, and Brandon Weber of CBRE, Inc., who represents IDC (collectively, the “Brokers”). University and IDC agree to indemnify and hold harmless the other with respect to claims of any real estate broker or finder for commissions or fees in connection with this Sublease arising from their respective actions, other than the Brokers set forth above.

32. Signage. Any interior signage on the directory tablet for IDC installed by Master Landlord shall be at the sole cost and expense of University and shall otherwise be subject to the provisions of Section 38 of the Master Lease.

33. Intentionally Deleted.

34. Right of First Offer. University hereby grants IDC an ongoing right of first offer (“Expansion Space ROFO”) with respect only to the five (5) areas delineated in orange on the attached Exhibit E (“Expansion Spaces”) and referred to individually as Lab 4 (1,470 RSF), BSL III Suite (528 RSF), Office 300X (150 RSF), Office 300W (150 RSF) and Dark Room 300 LL (112 RSF), on the following terms and conditions. At such time as University intends to offer one or more of the Expansion Spaces for sublease, University shall so notify IDC (“Expansion Space ROFO Notice”), which notice shall include the designation of the portions of the Expansion Spaces being offered (“Offered Space”) and the date on which such space shall be available for sublease. IDC shall have five (5) business days from receipt of such notice to notify University that IDC agrees to sublease the Offered Space to be effective on the date set forth in the Expansion Space ROFO Notice and otherwise as set forth herein. If IDC timely exercises its Expansion Space ROFO, then the Offered Space shall be added to the Sublease Premises as of the date set forth in the Expansion Space ROFO on all of the terms and conditions of this Sublease and the parties shall enter into an amendment to this Sublease within twenty (20) days of IDC’s timely exercise. The Base Rent payable by IDC to University for the Offered Space shall be at the same per RSF rate then applicable to the balance of the Sublease Premises and Subtenant’s Pro-rata Share of Additional Rent shall be correspondingly adjusted. If IDC does not timely exercise its rights under this paragraph and enter into a sublease for the Offered Space as provided in the preceding sentence, University shall be free to sublease such space to another occupant. This Expansion Space ROFO may not be exercised by (a) any sublessee of IDC or (b) any assignee of IDC which is not a result of an acquisition of or merger with IDC, and shall be exercisable by IDC only if IDC is not then in default under this Sublease beyond applicable notice and cure periods. Notwithstanding anything to the contrary, any exercise by IDC of the Expansion Space ROFO shall be contingent upon receiving Master Landlord’s written consent to the sublease of the Offered Space by IDC.

35. General. This Sublease and the Master Landlord’s Consent represents the entire understanding of the parties with respect to the subject matter covered, supersedes all prior and contemporaneous oral understandings with respect to such subject matter, may only be amended in a writing signed by both parties, and shall be executed in two or more counterparts so that each party may retain a fully executed original. The parties acknowledge that this Sublease was negotiated by the parties, that they have had the opportunity to have this Sublease reviewed by their respective legal counsel, and that the terms and conditions of this Sublease are not to be construed against either party. Time is of the essence of this Sublease.

36. Confidentiality.

a. University and IDC will be working in the Premises and Sublease Premises, respectively, in a laboratory and office environment where access to proprietary information may intentionally or unintentionally occur. In connection with this environment, University and IDC may intentionally or unintentionally disclose to each other certain confidential technical and business information, which both parties desire the other party to treat as confidential.

b. “Confidential Information” means any information disclosed to either party (“Recipient”) by the other party (“Disclosing Party”), either directly or indirectly in writing, orally or by inspection of tangible objects, including without limitation documents, prototypes, samples and plans and equipment. Confidential Information shall not, however, include any information which Recipient can establish (i) was publicly known and made generally available in the public domain prior to the time of disclosure to Recipient; (ii) becomes publicly known and made generally available after disclosure to Recipient by Disclosing Party through no action or inaction of Recipient; or (iii) Recipient establishes by competent proof was in its possession at the time of disclosure by Disclosing Party and was not acquired, directly or indirectly, from the Disclosing Party as shown by Recipient’s files and records immediately prior to the time of disclosure.

c. Neither Recipient shall use any Confidential Information of the other party for any purpose. Neither Recipient shall disclose any Confidential Information of the other party to third parties or to employees of Recipient, except to those employees who are required to have the information in order to evaluate or engage in discussions concerning the restricted nature of the information. Neither Recipient shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody Disclosing Party’s Confidential Information and which are provided to Recipient hereunder.

d. Recipient agrees that it shall take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the other party’s Confidential Information. Without limiting the foregoing, Recipient shall take at least those measures that Recipient takes to protect its own most highly confidential information and shall have all of its employees sign a non-use and non-disclosure agreement in content substantially similar to the provisions hereof, prior to the employee being provided access to applicable Premises. Recipient shall not make any copies of the other party’s Confidential Information unless the same are previously approved in writing by the Disclosing Party. Recipient shall reproduce Disclosing Party’s proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original. Recipient shall immediately notify Disclosing Party in the event of any unauthorized use or disclosure of the Confidential Information.

37. Waiver of Consequential Damages. Notwithstanding anything in this Sublease to the contrary, each party hereby waives its rights to seek indirect or consequential damages with respect to violations of this Sublease. However, the waiver in the prior sentence shall not apply to, and IDC shall be liable to University for, any indirect or consequential damages owing by University to Master Landlord under the Master Lease to the extent such damages are caused by or owing due to the negligence, action or inaction of IDC. The parties agree that if the Master Lease terminates due to a default by University under the Master Lease that is not caused by the negligence, action or inaction of IDC or IDC’s agents, contractors, employees, officers, directors, invitees or sub-subtenants, that IDC’s out of pocket, reasonable costs incurred in connection with relocation to replacement space and any higher occupancy costs at the replacement space for the remainder of the Sublease term represent actual damages, not consequential damages and that University’s obligations to pay such actual damages shall survive termination of this Sublease.

Executed as of the date first written above.

IDC:		University:

IMMUNE DESIGN CORP.		BOARD OF REGENTS OF THE UNIVERSITY OF WASHINGTON

By:	/s/ J. Paul Rickey	By:	/s/ Jeanette Henderson
Name:	J. Paul Rickey	Name:	Jeanette Henderson
Its:	VP, Finance	Its:	Director of Real Estate

Approved as to form:

Special Assistant Attorney General

Exhibit A

Master Lease

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of April 30, 2007, by and between ARE-EASTLAKE AVENUE NO. 3, LLC, a Delaware limited liability company (“Landlord”), and THE BOARD OF THE REGENTS OF THE UNIVERSITY OF WASHINGTON, an agency of the State of Washington (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated as of December 19, 2005 (“Lease”). Pursuant to the Lease, Tenant leases from Landlord certain premises, containing approximately 19,936 square feet, located at 1616 Eastlake Avenue East, Seattle, Washington 98102, as more precisely described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth herein, to amend the Lease to amend the annual Base Rent Adjustment Date.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Base Rent Adjustment Date. From and after the date hereof, the first sentence of Section 4(b) of the Lease is hereby deleted in its entirety and replaced with the following:

“In addition, Base Rent shall be increased on January 1st of each calendar year during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.”

2.	Broker. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (“Broker”) in connection with the transaction reflected in this First Amendment and that, no party brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any party claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

3.	Miscellaneous.

(a) This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

(d) Except as amended and/or modified by this First Amendment, all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

LANDLORD:	ARE-EASTLAKE AVENUE NO. 3, LLC, a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP., a Maryland corporation, general partner

By: /s/ Jennifer Pappas
Name: Jennifer Pappas
Its: V.P & Assistant Secretary

TENANT:	THE BOARD OF THE REGENTS OF THE UNIVERSITY OF WASHINGTON, an agency of the State of Washington

By: /s/ Jeanette L. Henderson
Name: Jeanette L. Henderson
Its: Director of Real Estate

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 19th day of December, 2005, between ARE-EASTLAKE AVENUE NO. 3, LLC, a Delaware limited liability company (“Landlord”), and THE BOARD OF THE REGENTS OF THE UNIVERSITY OF WASHINGTON, an agency of the State of Washington (“Tenant”).

Building:	1616 Eastlake Avenue East, Seattle, Washington 98102

Premises:	That portion on the 3rd floor of the Building known as Suite 300, containing approximately 19,936 rentable square feet, as determined by Landlord, as shown on Exhibit A.

Project:	The real property on which the building (the “Building”) in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	$33.00 per rentable square foot per year, subject to adjustment as provided for in Section 4 hereof

Rentable Area of Premises: 19,936 sq. ft.

Rentable Area of Project: 165,493 sq. ft.

Tenant’s Share of Operating Expenses: 12.05%

Security Deposit: $0

Target Completion Date: October 1, 2006

Rent Adjustment Percentage: Greater of 3% or the CPI Adjustment Percentage not to exceed 6%

Base Term:	Beginning on the Commencement Date (as defined in Section 2) and ending 120 months from the first day of the first full month following the Rent Commencement Date (as defined in Section 2) hereof.

Permitted Use:	Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment: 385 E. Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Accounts Receivable	Landlord’s Notice Address: 385 E. Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Corporate Secretary

Tenant’s Notice Address: University of Washington Real Estate Office 400 Skinner Building 1326 Fifth Avenue Seattle, Washington 98101

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A — PREMISES DESCRIPTION	[X] EXHIBIT B — DESCRIPTION OF PROJECT
[X] EXHIBIT C — WORK LETTER	[X] EXHIBIT D — COMMENCEMENT DATE
[X] EXHIBIT E — RULES AND REGULATIONS	[X] EXHIBIT F — TENANT’S PERSONAL PROPERTY
[X] EXHIBIT G — PARKING REQUIREMENT

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The parties intend that Tenant’s leasehold estate and Tenant’s right to possession of the Premises shall exist from and after the date of execution and delivery of this Lease by the parties, subject to the contractual provisions of this Lease with respect to Landlord’s right to enter the Premises to perform Landlord’s Work (as defined below). Landlord and its contractors, subcontractors and agents shall have the right of access to the Premises at all times prior to the Completion Date for the purpose of performing Landlord’s Work. Notwithstanding the occurrence of the Commencement Date, Tenant’s obligations with respect to the maintenance of the Premises (including, without limitation, pursuant to Section 13 hereof) and the payment of Operating Expenses shall not commence until the Rent Commencement Date (as hereinafter defined). The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use. Landlord shall, as part of Operating Expenses (as defined below), maintain the Common Areas in good condition and in compliance with all applicable Legal Requirements (as defined below).

2. Commencement Date and Term. Landlord shall use reasonable efforts to Substantially Complete the Premises on or before the Target Completion Date. If Landlord fails to Substantially Complete Landlord’s Work on or before the Target Completion Date, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord fails to Substantially Complete Landlord’s Work on or before 90 days after the Target Completion Date for any reason other than Force Majeure Delays and Tenant Delays, this Lease may be terminated by Landlord or Tenant by written notice to the other, and if so terminated by either: neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms “Landlord’s Work,” “Tenants’ Work,” “Force Majeure Delays,” “Tenant Delays,” “Certified Undelayed Completion Date,” “Change Requests” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If neither Landlord nor Tenant elects to void this Lease within 5 business days of the lapse of such 90 day period following the Target Completion Date, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Commencement Date” shall be the date of the execution and delivery of this Lease. The “Rent Commencement Date” shall be the earlier of to occur of (i) the date of the Substantial Completion of Landlord’s Work, and (ii) the Certified Undelayed Completion Date. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease.

Except as set forth in this Lease and the Work Letter: (i) other than latent defects reported by Tenant to Landlord in writing within 180 consecutive days after the Commencement Date, Landlord shall have no obligation for any defects in the Premises; and (ii) when Landlord’s Work is Substantially Complete, Tenant shall, subject to any punch list items, accept Landlord’s Work.

For the period of 180 consecutive days after the Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building or Building Systems (as defined in Section 13), unless Tenant was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3. Rent.

(a) Base Rent. The first month’s Base Rent shall be due and payable on delivery of an executed copy of this Lease to Landlord. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, equal monthly installments of Base Rent in the amounts set forth on the first page of this Lease on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4. Base Rent Adjustments.

(a) Tenant Improvement Allowance. Base Rent shall be increased as of the Rent Commencement Date by an amount equal to $0.15858 per annum for each dollar or portion thereof of the Additional Tenant Improvement Allowance elected to be used by Tenant pursuant to Section 5(b) of the Work Letter. For example, if the entire Additional Tenant Improvement Allowance was disbursed by Landlord, the initial annual Base Rent on a per rentable square foot basis would be $83.75. The portion of Base Rent attributable solely to the Additional Tenant Improvement Allowance shall not be subject to the annual adjustment provided for in Section 4(b) below.

(b) Increase Based Upon Rent Adjustment Percentage. In addition, Base Rent shall be increased on each annual anniversary of the Rent Commencement Date during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated. “CPI Adjustment Percentage” means (i) a fraction, stated as a percentage, the numerator of which shall be the Index for the calendar month 3 months before the month in which the Adjustment Date occurs, and the denominator of which shall be the Index for the calendar month 3 months before the last Adjustment Date or, if no prior Base Rent adjustment has been made, 3 months before the first day of the first full month during the Term of this Lease, less (ii) 1.00. “Index” means the “Consumer Price Index-All Urban Consumers-Seattle, Tacoma, Bremerton WA Area, All Items” compiled by the U.S. Department of Labor, Bureau of Labor Statistics, (1982-84 = 100). If a substantial change is made in the Index, the revised Index shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the revised Index comparable to the prior Index, subject to Tenant’s approval, which shall not be unreasonably withheld, conditioned or delayed. If the Bureau of Labor Statistics ceases to publish the Index, then the successor or most nearly comparable index, as reasonably determined by Landlord, shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the new index comparable to the Index. Landlord shall give Tenant written notice indicating the Base Rent, as adjusted pursuant to this Section, and the method of computation and Tenant shall pay to Landlord an amount equal to any underpayment of Base Rent by Tenant within 15 days of Landlord’s notice to Tenant. Failure to deliver such notice shall not reduce, abate, waive or diminish Tenant’s obligation to pay the adjusted Base Rent.

(c) Certified Undelayed Completion Date. If the actual Completion Date occurs after the Certified Undelayed Completion Date (as provided in Section 3(e) of the Work Letter), Tenant shall pay Landlord as additional first month’s Base Rent an amount equal to the Base Rent Tenant would have paid if the Rent Commencement Date began on the Certified Undelayed Completion Date.

5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all actual and reasonable costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), reasonable reserves consistent with good business practice for future repairs and replacements, capital repairs and improvements amortized over the lesser of 7 years and the useful life of such capital items, and the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3.0% of Base Rent), excluding only:

(a) the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b) capital expenditures for expansion of the Project;

(c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d) depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);

(e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f) legal and other expenses incurred in the negotiation or enforcement of leases;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h) costs of utilities outside normal business hours sold to tenants of the Project;

(i) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(j) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(k) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(m) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(n) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(o) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(p) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(q) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(r) costs incurred in the sale or refinancing of the Project;

(s) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(t) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project; and

(u) any item of cost which is includable in Operating Expenses, but which represents an amount paid to an affiliate of Landlord or an affiliate of any partner or shareholder of Landlord, or to the Building management company or an affiliate of the Building management company, to the extent the same is in excess of the reasonable cost of said item or service in an arm’s length transaction.

In no event shall Operating Expenses include any charge for which the Landlord is entitled to reimbursement from another tenant, nor shall any item of expense be counted more than once, nor shall the Landlord collect more than one hundred percent (100%) of operating costs. In no event shall Operating Expenses include any charge exceeding $100,000 on a per occurrence basis for which Landlord is entitled to reimbursement from insurance and Tenant shall be responsible for Tenant’s Share of any such charge which is less than or equal to $100,000.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement’) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 60 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 60 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access in the Seattle, Washington area to Landlord’s books and records (or copies thereof) relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 5 largest in the United States, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Project had been 95% occupied on average during such year.

“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6. Sales Tax Deferral/Exemption.

(a) Retail sales tax otherwise applicable to portions of construction of the Landlord’s Work and all other improvements requested by Tenant may be eligible for deferral pursuant to RCW 82.63 (the “Sales Tax Deferral”) as a result of the intended use of the Premises by Tenant. Promptly following the execution of this Lease, Tenant and Landlord shall cooperate to prepare and process applications with the Washington State Department of Revenue for a deferral of state and local sales and use taxes with respect to the construction of the Tenant Improvements. Tenant and Landlord shall make application for the Sales Tax Deferral prior to commencement of construction of the Landlord’s Work and Landlord agrees not to commence construction of Landlord’s Work until after the Sales Tax Deferral has been granted. Tenant shall notify Landlord in writing (i) once the Sales Tax Deferral has been granted by the Department of Revenue, and (ii) to commence construction of Landlord’s Work (collectively, the “Commencement Notice”). If the retail sales tax for any of the Landlord’s Work requested by Tenant is deferred, and if, for any reason, any part of the retail sales tax so deferred is subsequently required to be repaid (other than as a result of Landlord’s commencement of construction of Landlord’s Work prior to Tenant providing Landlord with the Commencement Notice), Tenant shall promptly pay the same, together with any interest, penalties, or other charges that are or become due in connection therewith, and Tenant shall indemnify and hold Landlord harmless from any and all costs, expenses, losses, damages, liability and claims arising out of or related to any retail sales tax deferral for Landlord’s Work and all other improvements requested by Tenant. Tenant may pursue a claim against Landlord for its actual damages if the Department of Revenue denies the Sales Tax Deferral as a result of Landlord’s commencement of construction of Landlord’s Work prior to receipt of the Commencement Notice from Tenant. Notwithstanding anything to the contrary contained in the preceding sentence, Tenant acknowledges and agrees that Landlord shall have no liability in the event that any design, construction, construction managements services and/or any other activities performed by Landlord prior to the date hereof preclude or limit Tenant’s ability to obtain the Sales Tax Deferral. Landlord hereby agrees that, to the extent Landlord realizes cost savings because of the tax deferral, Landlord shall pass the economic benefit to Tenant in the form of reduced rent payments.

(b) Tenant shall on an annual basis report to Landlord the nature of Tenant’s use of the Premises and the extent to which such use does not qualify for the Sales Tax Deferral and complete the annual survey required by RCW 82.63.020. Tenant shall, after consultation with Landlord, be responsible for reporting any nonqualifying use to the State of Washington Department of Revenue and paying any tax resulting from the nonqualifying use and shall deliver copies of the same to Landlord concurrently with its delivery of the same to the State of Washington Department of Revenue. Tenant acknowledges and agrees that, as between Landlord and Tenant, Tenant shall be solely responsible for paying for any tax resulting from any nonqualifying use.

(c) Landlord will, at no cost or expense to Landlord, reasonably cooperate with and assist Tenant in any challenges or audits to the Sales Tax Deferral benefit. In any contest regarding the Sales Tax Deferral benefit, Tenant shall be the main contact with the Department of Revenue; provided, however, that Tenant shall promptly provide Landlord with copies of any correspondence between Tenant and the Department of Revenue and Landlord shall have the right to be present at any and all meetings or proceedings relating to any such contest. Landlord and Tenant shall promptly notify each other of any such challenges or audits that they become aware of and will promptly forward to one another any correspondence regarding any such challenge or audit. Tenant shall have the right to contest or review any proceedings regarding the Sales Tax Deferral benefit, which may be instituted either during or after the Term of this Lease. Landlord will on a timely basis execute all reasonably necessary instruments submitted by Tenant to Landlord for execution in connection with any such protest, appeal or other proceedings, provided, however, that the same are reasonably acceptable to Landlord. If any proceeding may only be instituted and maintained by Landlord, then Landlord shall do so at Tenant’s cost upon the request of Tenant. Landlord shall not settle any appeal or other proceeding with respect to such Sales Tax Deferral without obtaining the Tenant’s prior written approval in each instance (not to be unreasonably withheld, conditioned or delayed). Landlord shall not abandon any appeal without first offering to Tenant the right to prosecute such appeal at Tenant’s expense, which election Tenant shall make by written notice to Landlord within 15 days after notice by Landlord of its intent to so abandon its appeal. Tenant shall be entitled to any resulting refund obtained by reason of any such proceeding or otherwise, whether obtained during or after the expiration of the Term and whether obtained by Landlord or Tenant. Tenant shall indemnify and hold Landlord harmless from any and all costs, expenses, losses, damages, liability and claims arising out of or related to Landlord’s compliance with the provisions of this Section 6(c), including, without limitation, as result of the execution of any instruments provided to Landlord by Tenant for execution. Tenant’s indemnity obligations hereunder, however, shall be limited to the extent of Tenant’s authority to provide such indemnification under applicable law.

The provisions of this Section 6 shall survive the expiration or termination of this Lease.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement, except to the extent arising from Landlord’s negligent or willful acts or omissions. Tenant’s indemnity obligations hereunder, however, shall be limited to the extent of Tenant’s authority to provide such indemnification under applicable law.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord’s business of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10. Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Tenant’s parking rights shall be subject to payment by Tenant to Landlord of Landlord’s then prevailing parking fees and charges for the Project. Landlord’s current parking charge is $125 per parking space per month and which amount is subject to increase in Landlord’s sole discretion. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project. Tenant shall comply with the requirements set forth in Exhibit G attached hereto, setting forth certain governmentally imposed requirements relating to parking and transportation demand management which are binding on tenant in the Project.

11. Utilities, Services.

Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services for the Common Areas (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, if measurable, or pro rata (based on square footage) as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use. Tenant shall be responsible for obtaining its own in-suite janitorial services.

Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to use commercially reasonable efforts to provide emergency generators with not less than the capacity of the emergency generators located in the Building as of the Commencement Date and Tenant shall be entitled to Tenant’s Share of the capacity thereof available for use by tenants as of the Commencement Date, and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines. Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, except that such consent may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $25,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s sole and absolute discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 5% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup, except to the extent arising from Landlord’s negligent or willful acts or omissions.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) if prepared in connection with the Alterations, “as built” plans for any such Alteration.

Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Fund (as defined in the Work Letter) which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid for out of the TI Fund, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested or at the time it receives notice of a Notice-Only Alteration, notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

13. Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party. Tenant’s indemnity obligations hereunder, however, shall be limited to the extent of Tenant’s authority to provide such indemnification under applicable law.

17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance or self insurance, with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds. The commercial general liability insurance policy shall insure on an occurrence and not a claims-made basis; shall be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days (or, if Washington Legal Requirements require less than 30 days, the longest period permitted under Washington Legal Requirements) by prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates. Tenant may, in its sole discretion, satisfy any or all of the obligations of Tenant under this Lease to provide insurance required of Tenant by self insuring and providing Landlord with adequate, reasonable documentation thereof.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

If neither Tenant nor Landlord elects to terminate this Lease as provided above, Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice from either party to the other party this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder within 10 days after the date such payment is due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 days of any such notice not more than 3 times in any calendar year.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall not be deemed to have abandoned the Premises if (i) Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, Tenant completes Tenant’s obligations with respect to the Surrender Plan in compliance with Section 28, (ii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iii) Tenant continues during the balance of the Term to satisfy all of its obligations under the Lease as they come due.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after any such lien is filed against the Premises and notice thereof is given to Tenant.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 10 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of

Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 10 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 10 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 45 days from the date of Landlord’s notice.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Intentionally Omitted.

(c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i) Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii) Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise (except for termination upon a Force Majeure event, upon condemnation, upon casualty, upon Landlord’s default, or upon an Assignment Termination pursuant to Section 22(b) hereof), Landlord may recover from Tenant the following:

(A) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii) Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv) Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d) Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) refuse such consent, in its sole and absolute discretion, if the proposed assignment, hypothecation or other transfer or subletting concerns more than (together with all other then effective subleases) 50% of the Premises, (iii) refuse such consent, in its reasonable discretion, if the proposed subletting concerns (together with all other then effective subleases) 50% or less of the Premises (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (iv) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to. Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice.

(b) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(c) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the rental payable under this Lease, (excluding however, any Rent payable under this Section) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(d) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(e) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution. Upon request by Tenant, Landlord will similarly execute an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advanced, if any, (ii) acknowledging that there are not, to Landlord’s knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon.

24. Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. in connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Intentionally Omitted.

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Tenant’s indemnity obligations hereunder shall be limited to the extent of Tenant’s authority to provide such indemnification under applicable law.

(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d) Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project by Hazardous Materials has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises only if such test discloses that Tenant is in violation of the terms and requirements of this Section 30. In addition, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(g) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within a commercially reasonable time for emergencies or otherwise within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 2 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, weather, natural disasters, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond their reasonable control (“Force Majeure”).

35. Brokers, Entire Agreement. Amendment. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than GVA Kidder Mathews and CB Richard Ellis, Inc., whose fee and commission shall be paid solely by Landlord. Landlord shall indemnify and hold Tenant harmless from and against any claims by GVA Kidder Mathews and CB Richard Ellis, Inc., with respect to fees or commissions or other form of compensation relating to this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36. Limitation on Landlord’s Liability. TO THE EXTENT ALLOWED BY LAW, NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, t is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

39. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) Recordation. This Lease shall not be filed in the King County Department of Records and Elections. Landlord or Tenant may prepare and file, and upon request by Landlord or Tenant respectively, the other party will execute, a memorandum of lease; provided, however, that the form and content of any memorandum of lease shall be subject to Landlord’s prior written consent which .consent shall not be unreasonably withheld, conditioned or delayed. The parties acknowledge that this Lease is a public record of the University of Washington subject to public records disclosure requirements of Chapter 42.17 RCW.

(d) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(e) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(f) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(g) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(h) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(i) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(j) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses and ear protection. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(k) Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the legal representatives, successors, heirs and assigns of the parties. Nothing contained in the preceding sentence shall in any way alter the provisions against assignment or subletting set forth in Section 22 of this Lease.

(l) Nondiscrimination. Landlord certifies it will not discriminate in employment on the basis of race, color, religion, sex, national origin, veteran status or physical or mental disability in regard to any position for which the employee is qualified, in compliance with (a) Presidential Executive Order 11246, as amended, including the Equal Opportunity Clause contained therein; (b) Section 503 of the Rehabilitation Act of 1973, as amended, and the Vietnam Era Veterans Readjustment Act of 1974, as amended, and the Affirmative Action Clauses contained therein; (c) the Americans with Disabilities Act of 1990, as amended; and (d) Title Vi of the Civil Rights Act of 1964. Landlord agrees it will not maintain facilities which are segregated on the basis of race, color, religion or national origin in compliance with Presidential Executive Order 11246, as amended, and will comply with the Americans with Disabilities Act of 1990, as amended, regarding its programs, services, activities and employment practices.

(m) Legislative Appropriation. The Tenant’s obligation hereunder to make rental payments is payable solely from the revenues of the Tenant. The Lease and the rental obligations hereunder shall not constitute an obligation of the State of Washington, moral or otherwise, for which the State is obligated to levy or pledge any form of taxation. Neither the Lease nor the rental obligations hereunder constitute a pledge of the full faith and credit of the State of Washington within the meaning of the Constitution of the State of Washington or within the meaning of any statutory debt limitation or restriction.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

THE BOARD OF THE REGENTS OF THE UNIVERSITY OF WASHINGTON, as agency of the State of Washington

By:	/s/ Jeanette L Henderson
Name:	Jeanette L Henderson
Title:	Director, Real Estate Office

Approved as to form:

By:	/s/ James A. Greenfield

James A. Greenfield, Partner, Devis Wright Tremaine, LLP, Special Assistant Attorney General

LANDLORD:

ARE-EASTLAKE AVENUE NO. 3, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-ORS CORP., a Maryland corporation, general partner

		By:	/s/ Jennifer Pappas
		Name:	Jennifer Pappas
		Title:	V.P. & Assistant Secretary

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

EXHIBIT B

LEGAL DESCRIPTION

LOTS 1 THROUGH 12, BLOCK 5, HILTON ADDITION TO THE CITY OF SEATTLE, RECORDED IN VOLUME 3 OF PLATS, PAGE 157, RECORDS OF KING COUNTY, WASHINGTON STATE;

EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF LOT 7 OF SAID BLOCK 5, ALSO BEING THE POINT OF INTERSECTION OF THE NORTH MARGIN OF EAST GARFIELD STREET AND THE EAST MARGIN OF EASTLAKE AVENUE EAST;

THENCE NORTH 14°23’17” EAST, ALONG SAID EAST MARGIN AND WEST LINE OF LOTS 7 THROUGH 9, 158.37 FEET;

THENCE SOUTH 89°35’19” EAST, 86.69 FEET;

THENCE SOUTH 14°18’27” WEST 158.29 FEET TO A POINT ON SAID NORTH MARGIN AND THE SOUTH LINE OF SAID LOT 7;

THENCE NORTH 89°36’21” WEST, ALONG SAID NORTH MARGIN AND SAID SOUTH LINE, 86.72 FEET TO THE TRUE POINT OF BEGINNING.

(ALSO KNOWN AS PARCEL B OF CITY OF SEATTLE LOT BOUNDARY ADJUSTMENT NO. 2008942, RECORDED UNDER RECORDING NUMBER 20010619900005 AND AMENDMENT THERETO RECORDED UNDER RECORDING NUMBER 20010730900001.)

TOGETHER WITH THOSE CERTAIN NON-EXCLUSIVE EASEMENT RIGHTS FOR UNDERGROUND UTILITIES, INCLUDING WITHOUT LIMITATION A STORM DRAINAGE EASEMENT FOR DISCHARGE OF STORMWATER, AS SET FORTH IN DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS RECORDED UNDER RECORDING NUMBER 20010731001901.

EXHIBIT C TO LEASE

[Landlord Build]

WORK LETTER

THIS WORK LETTER dated December 19, 2005 (this “Work Letter”) is made and entered into by and between ARE-EASTLAKE AVENUE NO. 3, LLC, a Delaware limited liability company (“Landlord”), and THE BOARD OF THE REGENTS OF THE UNIVERSITY OF WASHINGTON, an agency of the State of Washington (“Tenant”), and is attached to and made a part of the Lease dated December 19, 2005 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Jill Morelli and Jeremy Eknoian either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant’s Representative shall be extended by reason of any change in Tenant’s Representative. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b) Landlord’s Authorized Representative. Landlord designates Peter Moglia, Vincent Ciruzzi and Tim McBride (any of such individuals acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. No period set forth herein for any approval of any matter by Landlord’s Representative shall be extended by reason of any change in Landlord’s Representative. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant improvements and the general contractor and any subcontractors for the Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be named a third party beneficiary of any contract entered into by Landlord with the T1 Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor. In such contracts, Landlord shall not agree to waive its right (or Tenant’s right as third party beneficiary) to recover consequential damages. Such contracts shall require the contractor (i) to carry adequate and reasonable Commercial General Liability Insurance naming Landlord and Tenant as additional insured in a manner extending coverage to Landlord and Tenant to the contractor’s work in general, including damage occurring after completion of the work (such as with endorsement form CG 20 10 11 85) and (ii) adequate and reasonable Builder’s Risk Insurance. In addition such contracts shall include indemnity provisions requiring, among other things, contractor to defend Tenant as well as Landlord in potential suits.

(d) Prevailing Wages. landlord shall pay, and shall require all of its contractors and subcontractors to pay, prevailing wages and shall otherwise comply with the requirements of RCW 39.04.260 and Chapter 39.12 RCW.

2. Tenant Improvements.

(a) Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Premises desired by Tenant of a fixed and permanent nature which are approved by Landlord. Other than the Tenant Improvements, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b) Tenant’s Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements within 30 days of the date hereof. Not more than 10 business days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 5 business days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings.

(c) Working Drawings. Not later than March 15, 2006, Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the TI Design Drawings without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the Tenant Improvements unless the TI Construction Drawings are not consistent with the TI Design Drawings. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).

(d) Approval and Completion. It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings must be completed and approved not later than March 31, 2006, in order for the Landlord’s Work to be Substantially Complete by the Target Completion Date. Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 5 business days after notice of such dispute is delivered by one party to the other, Tenant shall make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems in which case Landlord shall make the final decision. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof; provided, however, that Tenant shall have no right to request any changes which would result in the Tenant Improvements costing more than the Tl Allowance to be received by Tenant unless the Escrow Account is established pursuant to Section 5(d) hereof and Tenant deposits the Excess TI Costs into such Escrow Account.

3. Performance of Landlord’s Work.

(a) Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean the work of constructing the Tenant Improvements.

(b) Commencement and Permitting of Landlord’s Work. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable from the TI Fund. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof which: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(c) Completion of Landlord’s Work. On or before the Target Completion Date (subject to Tenant Delays and Force Majeure Delays), Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion”). Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices which are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.

Promptly after Substantial Completion, Landlord shall schedule an inspection of the Premises with the Tenant. Following such inspection, Landlord and the Tenant shall prepare a “punch list” as such term is used in the construction industry. The existence of defects of a nature commonly found on a punch list shall not postpone the Completion Date or result in a delay or abatement of the Tenant’s obligation to pay rent or give rise to a damage claim against Landlord. Landlord shall use reasonable efforts to complete all items on the punch list within 30 days after preparation thereof. Tenant shall be entitled, for 5 business days following receipt of the initial punch list to supplement the initial punch list with additional punch list items, provided that no new defect caused by Tenant or any Tenant Parties may be included in or added to the punch list.

(d) Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be within Landlord’s sole discretion. As to all building materials and equipment which Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its sole discretion.

(i) Completion. Tenant shall not be deemed to have waived: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with Code, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have 1 year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use commercially reasonable efforts for 120 days to remedy or cause the responsible contractor to remedy any such Construction Defect promptly after such Construction Defect has been reported to the responsible contractor. As used in the preceding sentence, “commercially reasonable efforts” shall include the filing of a law suit by Landlord against the responsible contractor and taking such suit to judgment and the 120 day period provided for in the preceding sentence shall be extended for the duration of such suit. Landlord shall not, however, be required to file an appeal with respect to such judgment.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund. Landlord shall diligently pursue any claims arising out of latent defects in the Project. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(e) Completion Date Delay. The “Completion Date” shall occur when Landlord’s Work has been Substantially Completed. The extent to which completion of Landlord’s Work is actually delayed by any one or more of the following causes shall be considered a “Tenant Delay”:

(i) Tenant’s Representative was not available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;

(ii) Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;

(iii) Construction of any Change Requests;

(iv) Tenant’s request for materials, finishes or installations requiring unusually long lead times after Landlord advised Tenant in writing that such request would likely cause a Tenant Delay;

(v) Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(vi) Tenant’s delay in providing information critical to the normal progression of the Project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

(vii) The process of obtaining or attempting to obtain the Sales Tax Deferral and prior to Tenant’s delivery to Landlord of the Commencement Notice; or

(viii) Any other act or omission by Tenant or any Tenant Party, or persons employed by any of such persons.

If the Completion Date is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay (“Certified Undelayed Completion Date”) and such certified date shall be the date that the Completion Date would have occurred but for Tenant Delay.

4. Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed; provided, however, it shall not be unreasonable for Landlord to withhold its consent to any requested changes which would result in the Tenant Improvements costing more than the TI Allowance to be received by Tenant unless the Escrow Account is established pursuant to Section 5(d) hereof and Tenant deposits the Excess TI Costs into such Escrow Account.

(a) Tenant’s Right to Request Changes. If Tenant shall request changes to Landlord’s Work (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs which will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be a Tenant Delay.

(b) Implementation of Changes. If Tenant approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

Notwithstanding anything to the contrary contained herein, under no circumstances shall Tenant be permitted to request nor shall Landlord be obligated to make any Changes if the same will result in the Budget (or any revised Budget which reflects requested Changes) exceeding the TI Allowance to be received by Tenant unless the Escrow Account is established pursuant to Section 5(d) hereof and Tenant deposits the Excess TI Costs into such Escrow Account.

5. Costs.

(a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Landlord shall obtain a detailed breakdown, by trade, of the costs incurred or which will be incurred in connection with the design and construction of Tenant’s Work (the “Budget”). The Budget shall be based upon the TI Construction Drawings approved by Tenant and shall include a payment to Landlord of administrative rent equal (“Administrative Rent”) equal to 5% of the TI Costs (as hereinafter defined) for monitoring and inspecting the construction of Tenant’s Work, which sum shall be payable from the TI Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Fund. Notwithstanding anything to the contrary contained herein, (i) Tenant acknowledges and agrees that, under no circumstances, shall the Budget be permitted to exceed the TI Allowance, and (ii) if the Budget exceeds the TI Allowance, Tenant shall be required to make such changes to the TI Construction Drawings as are necessary to cause a revised Budget to not exceed the TI Allowance. With 5 business days after the completion of the TI Construction Drawings, Tenant shall notify Landlord in writing how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion.

(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (“Tenant Improvement Allowance”) of $30.00 per rentable square foot in the Premises, or $598,080.00 in the aggregate, which is included in the Base Rent set forth in the Lease. In addition, Tenant shall have the right to request an additional tenant improvement allowance (“Additional Tenant Improvement Allowance”) up to $320.00 per rentable square foot in the Premises, or $6,379,520.00 in the aggregate, which shall, to the extent used, result in adjustments to the Base Rent set forth in Section 4 of the Lease. The Tenant Improvement Allowance and the Additional Tenant Improvement Allowance are collectively referred to herein as the “TI Allowance.” The TI Allowance shall be disbursed in accordance with this Work Letter. Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4. Tenant shall have no right to use any portion of the TI Allowance that is not disbursed as part of the initial Tenant Improvements.

(c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, Landlord’s out-of-pocket expenses, costs resulting from Tenant Delays and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements. Tenant shall have the right to use the TI Fund for Tenant’s voice and/or data cabling.

(d) Excess TI Costs. Under no circumstances shall Landlord be required to pay more than the TI Allowance for Landlord’s Work. If at any time after the Budget has been agreed to by Landlord and Tenant, the remaining TI Costs exceed the remaining unexpended Ti Allowance to be received by Tenant, Tenant shall be required to either (i) make such Changes (and revisions to the Budget) as are necessary to ensure that the remaining TI Costs do not exceed the remaining unexpended TI Allowance, or (ii) deposit into an escrow account (“Escrow Account”) with a neutral third party escrow holder, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”). The terms governing the Escrow Account shall be consistent with the provision of this Work Letter and shall be as otherwise agreed upon by Landlord and Tenant; provided, however, that, if the parties are unable to agree upon the terms governing the Escrow Account, Tenant shall be deemed to have elected to proceed under clause (i) of the preceding sentence. If Tenant fails to deposit, or is late in depositing any Excess TI Costs into the Escrow Account, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent. The TI Allowance and Excess TI Costs is herein referred to as the “TI Fund.” Funds deposited by Tenant into the Escrow Account shall be the first thereafter disbursed to pay TI Costs. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed funds in the Escrow Account, Tenant shall be entitled to such undisbursed funds.

(e) Payments from the Escrow Account. Tenant agrees that, during the course of design and construction of the Tenant Improvements, funds shall disbursed from the Escrow Account to pay for TI Costs up to twice a month upon receipt by the holder of the Escrow Account of draw requests in Landlord’s standard form, containing such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), and other matters as Landlord customarily obtains.

6. Inspections and Tenant’s Work.

(a) Tenant’s Work. At Tenant’s sole risk and expense, Tenant shall have the right (i) prior to the completion of Landlord’s Work to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work provided that such Tenant’s Work is coordinated with the TI Architect and does not delay Substantial Completion, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process during normal business hours or at such other times as may be agreed to by the parties. Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work.

(b) No Interference. Neither Tenant nor any Tenant Party shall interfere with the performance of Landlord’s Work nor with any inspections or issuance of final approvals by County of King or the City of Seattle.

7. Notification of Delays. Not less than once each calendar month from the date of this Work Letter through the Term Commencement Date, Landlord shall deliver to Tenant written notification of the number of days during the immediately preceding calendar month Landlord’s performance under this Work Letter or the Lease was delayed as a result of Tenant Delays or delays arising by reason of any Force Majeure as defined in Section 34 of the Lease (a “Force Majeure Delay”), which written notification shall also include a description of the nature of such Tenant Delay or Force Majeure Delay.

8. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c) Counterparts. This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.

(d) Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.

(e) Time of the Essence. Time is of the essence of this Work Letter and of each and all provisions thereof.

(f) Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Allowance during any period Tenant is in Default under the Lease.

(g) Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

(h) Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Tenant’s Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

(i) Entire Agreement. This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

(j) Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Tenant’s Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

(k) Entire Agreement. This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

TENANT:

THE BOARD OF THE REGENTS OF THE UNIVERSITY OF WASHINGTON, as agency of the State of Washington

By:	/s/ Jeanette L Henderson
Name:	Jeanette L Henderson
Title:	Director, Real Estate Office

LANDLORD:

ARE-EASTLAKE AVENUE NO. 3, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

		By:	/s/ Jennifer Pappas
		Name:	Jennifer Pappas
		Title:	V.P. & Assistant Secretary

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this     day of 200    , between ARE-EASTLAKE AVENUE NO. 3, LLC, a Delaware limited liability company (“Landlord”), and THE BOARD OF THE REGENTS OF THE UNIVERSITY OF WASHINGTON, an agency of the State of Washington (“Tenant”), and is attached to and made a part of the Lease dated , 2005 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is December     , 2005, the Rent Commencement Date is     , 2006, and the termination date of the Base Term of the Lease shall be midnight on

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

THE BOARD OF THE REGENTS OF THE UNIVERSITY OF WASHINGTON, as agency of the State of Washington

By:
Name:	Jeanette L Henderson
Title:	Director, Real Estate Office

LANDLORD:

ARE-EASTLAKE AVENUE NO. 3, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-ORS CORP.,
a Maryland corporation, general partner

By:
Name:
Title:

EXHIBIT E TO LEASE

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. Except as necessary in connection with the Permitted Use, the use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None except as set forth below:

EXFIIBIT G TO LEASE

Government Parking and Transportation Requirements

[To be attached upon creation of Landlord’s TMP plan in accordance with requirements set forth in TMP Acknowledgement Letter, recorded on January 16, 2001, as Recording Number 20010116001106]

Exhibit B

Sublease Premises Floor Plan

Partial 3rd Floor

Red = Premises

Orange = Expansion Spaces

Green = Shared Lab Services

Approximately 11,000 rsf in total

Exhibit C

Assets List

Labs:

Qty	Description
3	NuAire Biosafety Cabinet Class II A2
1	Labconco Fume Hood
27	Lab Stools (8 per lab) + 3 stools in Equipment Room “hh”
12	Lab Chairs (4 per lab)
12	3-drawer mobile pedestals (4 per lab)

Private Offices (8 total):

Qty	Description
8	Workstations
8	2-drawer lateral file cabinets
8	Task chairs with arms
8	Guest chairs with arms
8	5-drawer later file cabinets
8	5-shelf bookcases
8	3-drawer mobile pedestals

Workstations (19 total):

Qty	Description
19	Task Chairs
19	2-drawer later file cabinets
19	3-drawer mobile pedestals

Kitchen/Break Room:

Qty	Description
17	Black plastic chairs
4	4’ square tables
1	4’ round table
1	Refrigerator

Main Conference Room:

Qty	Description
1	Conference table
12	Conference chairs with wheels
6	Guest chairs with arms
1	Ceiling mounted projector and screen
1	Whiteboard

Small Conference Room:

Qty	Description
2	24”x48” mobile tables
4	18”x48” mobile tables
4	Conference chairs with wheels
1	Whiteboard

Breakout Area:

Qty	Description
1	48” round table
2	Leather stools
1	Whiteboard

Reception Area:

Qty	Description
2	Upholstered arm chairs
1	Leather stool/side table

Exhibit D

Bill of Sale

LIMITED WARRANTY BILL OF SALE

STATE OF )
)	LIMITED WARRANTY BILL OF SALE
COUNTY OF )

THE BOARD OF REGENTS OF THE UNIVERSITY OF WASHINGTON, an agency of the State of Washington (hereinafter referred to as “Transferor”), does hereby transfer, in exchange for $1 and other good and valuable consideration, effective as of             (the “Effective Date”) all Transferor’s right, title, and interest to IMMUNE DESIGN CORP., a Delaware corporation (hereinafter referred to as “Transferee”), in and to the equipment and other materials as described in Attachment A attached hereto and incorporated herein by reference (collectively, the “Assets”):

Transferor warrants that it has good and marketable title to the Assets, free and clear of any liens and encumbrances. Transferor hereby transfers all rights and interest to the Assets to Transferee, and Transferee assumes all rights, obligations, and interests to the Assets. The Assets conveyed to Transferee pursuant to this Bill of Sale are conveyed AS IS, WHERE IS, WITH ALL DEFECTS. Transferee has inspected the Assets to Transferee’s satisfaction and confirms that no guarantees or warranties were expressed or implied by Transferor regarding the condition, quality or fitness for any purpose of the Assets. Transferor makes no representation or warranty with respect to the condition or fitness of the Assets to be sold hereunder or for a particular purpose, the merchantability thereof, nor shall any such warranty be implied or arise by operation of law. Further, Transferor makes no representation or warranty with respect to the rights of the Assets to remain on the property to which the Assets are currently located, and Transferee assumes all responsibility for and risk related to the Assets as of the Effective Date. Transferee has duly authorized the receipt of the Assets.

This Bill of Sale and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, and shall be governed by and construed in accordance with the laws of the State of Washington, USA.

This Bill of Sale is the complete agreement between the parties hereto concerning the subject matter of this Bill of Sale and replaces any prior oral or written communications between the parties. There are no conditions, understandings, agreements, representations or warranties (express or implied) which are not specified herein. This Bill of Sale may be signed in one or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute only one instrument.

TRANSFEROR:	TRANSFEREE:

THE BOARD OF REGENTS OF THE UNIVERSITY OF WASHINGTON	IMMUNE DESIGN CORP.

By:	By:
Name:	Name:
Its:	Its:

ATTACHMENT A TO LIMITED WARRANTY BILL OF SALE

Labs:

Qty	Description
3	NuAire Biosafety Cabinet Class II A2
1	Labconco Fume Hood
27	Lab Stools (8 per lab) + 3 stools in Equipment Room “hh”
12	Lab Chairs (4 per lab)
12	3-drawer mobile pedestals (4 per lab)

Private Offices (8 total):

Qty	Description
8	Workstations
8	2-drawer lateral file cabinets
8	Task chairs with arms
8	Guest chairs with arms
8	5-drawer later file cabinets
8	5-shelf bookcases
8	3-drawer mobile pedestals

Workstations (19 total):

Qty	Description
19	Task Chairs
19	2-drawer later file cabinets
19	3-drawer mobile pedestals

Kitchen/Break Room:

Qty	Description
17	Black plastic chairs
4	4’ square tables
1	4’ round table
1	Refrigerator

Main Conference Room:

Qty	Description
1	Conference table
12	Conference chairs with wheels
6	Guest chairs with arms
1	Ceiling mounted projector and screen
1	Whiteboard

Small Conference Room:

Qty	Description
2	24“x48” mobile tables
4	18“x48” mobile tables
4	Conference chairs with wheels
1	Whiteboard

Breakout Area:

Qty	Description
1	48” round table
2	Leather stools
1	Whiteboard

Reception Area:

Qty	Description
2	Upholstered arm chairs
1	Leather stool/side table

Exhibit F

Initial Approved Alterations